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                                                                    EXHIBIT 99.2

                         [LETTERHEAD OF ERNST & YOUNG]







                        CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated 12 February 2001, with respect to the financial statements of Australian Railroad Group Pty Ltd for the financial year ended 31 December 2000, included in Genesee & Wyoming Inc.'s Form 10-K/A-1 dated December 5, 2001 and incorporated by reference to the Registration Statement (Form S-3 No. 333-73026) of Genesee & Wyoming Inc.



/s/ Ernst & Young

Ernst & Young




/s/ G H Meyerowitz

G H Meyerowitz
Partner
Perth, Australia

Date:  6 December 2001